UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

CITY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

West Virginia	0-17733	55-0619957
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

25 Gatewater Road

Charleston, West Virginia, 25313

(Address of principal executive officers)

(304) 769-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

(c) Exhibits

99	News Release issued on June 28, 2004

On June 28, 2004, City Holding Company (“the Company”) issued a news release, attached as Exhibit 99, announcing that John DeRito will join the Company as Executive Vice President, Commercial Banking. The Company also announced that John Loeber, Executive Vice President, Commercial Banking and Chief Credit Officer, has announced his intention to retire from the Company later in the year.

Furnished as Exhibit 99 and incorporated herein by reference is the news released issued by the Company on June 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY HOLDING COMPANY

Date: June 29, 2004	By:	/s/ Michael D. Dean
Michael D. Dean
Senior Vice President - Finance,
Chief Accounting Officer and
Duly Authorized Officer